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                                   EXHIBIT 5
                       OPINION OF KILPATRICK STOCKTON LLP


                            KILPATRICK STOCKTON LLP
                                ATTORNEYS AT LAW
                                   Suite 2800
                             1100 Peachtree Street
                          Atlanta, Georgia  30309-4530
                            Telephone: 404.815.6500
                            Facsimile: 404.815.6555


June ___, 1998


JWCharles Financial Services, Inc.
980 North Federal Highway
Suite 210
Boca Raton, Florida  33432

Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 49,600 shares of common stock, par value $.001 per share (the "Securities"), of JWCharles Financial Services, Inc., a Florida corporation ("JWCFS"), we, as your counsel, have examined such corporate records, certificates, and other documents, as we have considered necessary or appropriate for the purposes of this opinion. With your approval, we have relied as to certain matters on information obtained from public officials, officers of JWCFS, and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

     The Securities are intended to be issued by JWCFS in connection with the merger of The American Growth Fund, Inc., a Maryland corporation ("AGRO"), with and into JWCFS (the "Merger").

     Upon the basis of the aforementioned examination, we advise you that, in our opinion, when the Registration Statement on Form S-4 relating to the Securities (the "Registration Statement") has become effective under the Act, the Merger has been consummated, and the Securities have been delivered as contemplated by the Prospectus that forms a part of the Registration Statement, the Securities will be validly issued, fully paid, and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Florida, and we express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,


                                     KILPATRICK STOCKTON LLP


                                     By:  /s/W. Randy Eaddy
                                          -----------------
                                          W. Randy Eaddy, A Partner